EXHIBIT 3.4

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BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov 4 T 5 C c 6 ( Profit Corporation: Certificate of Amendment (PuRsuANT ro NRs 78 . 380 & 78 . 385/78 . 390) Certificate to Accompany Restated Articles or Amended and Restated Articles <PuRsuANT To NRs 78.403) Officer's Statement (PuRsuANTro NRs 80 . 030) Date : [_ _ _ _ _ J Time: I _ J (must not be later than 90 days after the certificate is filed) . Effective Date and ime: (Optional) Changes to takes the following effect: D The entity name has been amended. D The registered agent has been changed . (attach Certificate of Acceptance from new registered agent) D The purpose of the entity has been amended. Ƒ The authorized shares have been amended . D The directors, managers or general partners have been amended . D IRS tax language has been added . D Articles have been added . D Articles have been deleted. Other. The a icles have been amended as follow (provide article numbers , if available) r ----- ····· I Article 3 has been amended for a reverse split of 1:25 as attached. (attach additional page(s) if necessary) . Information Being hanged: (Domestic orporations only) X Leonard Lovallo I President and CEO . Signature: Required) Signature of Officer or Authorized Signer Title X ·/ 1/ 10 / 2023 4n"ature of Offi zed Signer ' - -- ------- T - it - le , *If any proposed amendment would alter or change any preference or any relative or other right g i ven to any class or series of outstanding shares , then the amendment must be approved by the vote , i n addition to the affirmative vote otherwise requ ir ed , of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. Please include any required or optional information in space below: (attach add i t i onal page(s) if necessary) This form must be accompanied by appropriate fees. Page 2 of 2 Revised : 1 /1/ 2019

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